                         UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                      Washington, DC 20549

                              FORM 8-K

                           CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of
1934


Date of Report (Date of earliest reported):  September 27, 2004



                        VERTEX INTERACTIVE, INC.
          (Exact name of registrant as specified in charter)



         New Jersey		0-15066	 	22-2050350
(State or other jurisdiction (Commission	    (IRS Employer
      of incorporation)	     File Number)	   Identification No.)


3619 Kennedy Road, South Plainfield, New Jersey          07080
(Address of principal executive offices)	           (Zip Code)



Registrant's telephone number, including area code  (908) 756-2000

                             Copies to:
                      Gregory Sichenzia, Esq.
                 Sichenzia Ross Friedman Ference LLP
                    1065 Avenue of the Americas
                     New York, New York 10018
                       Phone: (212) 930-9700
                         Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01  Other Events.

On September 27, 2004, we completed the terms and conditions of an Investment Restructuring Agreement that we entered into on May 26, 2004 with six accredited investors, MidMark Capital L.P., MidMark Capital II, L.P., Paine Webber Custodian F/B/O Wayne Clevenger, Joseph Robinson, O'Brien Ltd Partnership and Matthew Finlay and Teresa Finlay JTWROS, who are also our principal stockholders.

On June 25, 2004, as part of the Investment Restructuring
Agreement, we exchanged class C preferred stock for class C-1 convertible preferred stock on a 1:1 basis. On September 27, 2004, we issued 7,615 shares of class D convertible preferred stock to MidMark Capital, L.P. in exchange for $7,614,708.38 of debt owed by our subsidiaries and us to MidMark Capital II, L.P. In addition, on September 27, 2004, we issued 5,569,980 shares of common stock to MidMark Capital, L.P. upon exercise of warrants by MidMark Capital, L.P. The exercise price for the warrants was exchanged for the retirement of $315,309.01 in debt owed by us to MidMark Capital, L.P. As well, on September 27, 2004, we issued 240,000 shares of common stock to MidMark Capital II, L.P. upon exercise of warrants by MidMark Capital II, L.P. The exercise price for the warrants was exchanged for the retirement of $2,400 in debt owed by us to MidMark Capital II, L.P.

Series C-1

There are 997 authorized shares of a Series C-1 convertible preferred stock issued and outstanding. On June 25, 2004, in connection with the Investment Restructuring Agreement, the holders of Series C convertible preferred stock exchanged their Series C convertible preferred stock for Series C-1 convertible preferred stock on a 1:1 basis. Each share of Series C-1 convertible preferred stock is convertible into $1,000 worth of our common stock, at the selling stockholders' option, at the lower of (i) $0.30 or (ii) 60% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date. Holders of Series C-1 convertible preferred stock are not entitled to dividends except if and when the Company declares and pays cash dividends or distributions on the common stock, then, in that event, the holders of shares of Series C-1 convertible preferred stock shall be entitled to share in such dividends or distributions on a pro rata basis, as if their shares had been converted into shares of Common Stock. The Company does not have dividends in arrears on its Series C-1 convertible stock.

Each share of Series C-1 convertible preferred stock shall be entitled to cast that number of votes per share as is equal to the number of votes that holder would be entitled to cast had such holder converted his shares into shares of Common Stock on the record date for such vote.

Series D

Each share of the class D convertible preferred stock is convertible into $1,000 worth of our common stock, at MidMark Capital's option, at the lower of (i) $0.30 or (ii) 60% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date. Accordingly, there is in fact no limit on the number of shares into which the preferred stock may be converted. As of September 29, 2004, the average of the three lowest intraday trading prices for our common stock during the preceding 20 trading days as reported on the Over-The-Counter Bulletin Board was $.07 and, therefore, the conversion price for the class D convertible preferred stock was $.042. Based on this conversion price, 7,615 shares of class D convertible preferred stock were convertible into 181,309,524 shares of our common stock.

			        SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Vertex Interactive, Inc.


Date:  October 1, 2004	            /s/ NICHOLAS R. TOMS
                                    Nicholas R. Toms, Chief Executive Officer